UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2026

DAMORA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39655	37-1957007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

221 Crescent Street Building 23, Suite 105 Waltham, MA 02453 (Address of principal executive offices, including zip code)

(781) 281-9020 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	DMRA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Appointment

The Board of Directors (the “Board”) of Damora Therapeutics, Inc. (the “Company”) appointed Jennifer Jarrett as President and Chief Executive Officer of the Company, effective as of March 30, 2026 (the “Effective Date”).

Jennifer Jarrett, M.B.A (Age 55). Ms. Jarrett most recently served as Chief Operating Officer of Arcus Biosciences, Inc. (NYSE: RCUS), a late clinical-stage biopharmaceutical company focused on developing differentiated molecules for patients with cancer and inflammatory and autoimmune diseases, from October 2020 until March 2026. She also served as a member of the board of directors of Arcus from January 2019 until January 2024. Prior to joining Arcus, Ms. Jarrett served as Vice President, Corporate Development and Capital Markets at Uber, Inc. (NYSE: UBER), a technology company providing a platform for mobility, delivery and freight services, from January 2019 to October 2020 and prior to that, served as Chief Operating and Financial Officer of Arcus from June 2018 to January 2019, and as Chief Business Officer and Chief Financial Officer of Arcus from March 2017 to June 2018. From April 2016 to September 2016, Ms. Jarrett was the Chief Financial Officer of Medivation, Inc., a biopharmaceutical company, which was acquired by Pfizer Inc. Prior to that, Ms. Jarrett spent 20 years in investment banking, most recently as Managing Director at Citigroup from July 2010 to April 2016, where she was responsible for managing their west coast life sciences investment banking practice. Before that, Ms. Jarrett was a Director and Managing Director at Credit Suisse from 2000 to 2010, and an associate at Donaldson, Lufkin & Jenrette from 1998 to 2000. During her tenure as an investment banker, Ms. Jarrett covered biotechnology and pharmaceutical companies, primarily in the San Francisco Bay Area. She currently serves on the board of directors of Syndax Pharmaceuticals, Inc. (Nasdaq: SNDX), Sagimet Biosciences, Inc. (Nasdaq: SGMT), Zura Bio Ltd (Nasdaq: ZURA), Cajal Therapeutics and LifeMine Therapeutics, and previously served on the boards of directors of Arena Pharmaceuticals, Inc. from July 2017 until its acquisition by Pfizer in March 2022, Audentes Therapeutics from July 2017 until its acquisition by Astellas Pharma Inc. in January 2020, Radius Health, Inc. from May 2022 until its acquisition by Gurnet Point Capital and Patient Square Capital in August 2022 and Consonance-HFW Acquisition Corp. from December 2020 until its business combination with Surrozen Operating, Inc. in August 2021. Ms. Jarrett holds a B.A. in Economics, cum laude, from Dartmouth College and an M.B.A. from Stanford Graduate School of Business.

In connection with Ms. Jarrett’s appointment, the Company entered into an offer letter with Ms. Jarrett pursuant to which she will receive an annual base salary of $695,000 and will participate in the Company’s annual incentive plan, with a target annual bonus of 55% of her base salary. Under such offer letter, in the event Ms. Jarrett’s employment is terminated without cause or she resigns for good reason more than three months prior to or more than 12 months following a change in control of the Company, she would be eligible to receive: (i) severance payments equal to 12 months of her base salary, (ii) a pro-rated target bonus for the year of termination, (iii) any unpaid bonus for the prior year, (iv) Company-subsidized continuation coverage under the Company’s group health plans for up to 12 months, (v) accelerated vesting of any time-based equity awards that were scheduled to vest in the 12-month period following the date of termination, and (vi) all of her vested but unexercised stock options will remain outstanding and exercisable for 12 months following her termination. If such termination occurs within three months prior to or within 12 months following a change in control of the Company, she would instead be eligible to receive: (A) severance payments equal to 18 months of her base salary, (B) a lump sum payment equal to her target bonus for the year of termination, (C) any unpaid bonus for the prior year, (D) Company-subsidized continuation coverage under the Company’s group health plans for up to 18 months, (E) accelerated vesting of all outstanding equity awards (with any performance conditions deemed satisfied at the greater of target or actual performance, or as otherwise provided in the applicable award agreement), and (F) all of her vested but unexercised stock options will remain outstanding and exercisable for 12 months following her termination.

In addition, the offer letter also provides for an initial equity award grant of 500,000 restricted stock units that vest annually over four years (the “RSUs”), and non-qualified stock options to purchase 1,500,000 shares of the Company’s common stock that vest as to 25% on the first anniversary of the Effective Date and monthly thereafter through the fourth anniversary of the Effective Date (the “Options”). The Options and RSUs were intended to be an inducement material to Ms. Jarrett’s entry into employment with the Company within the meaning of Nasdaq Listing Rule 5635(c)(4). The foregoing summary of Ms. Jarrett’s offer letter does not purport to be complete and is qualified in its entirety by reference to the complete terms of the offer letter filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

In connection with Ms. Jarrett’s appointment as Chief Executive Officer, the Board determined that Ms. Jarrett will succeed Sherwin Sattarzadeh as the Company’s principal executive officer, effective as of the Effective Date. Mr. Sattarzadeh will continue to serve as the Company’s Chief Operating Officer.

Resignation of Directors

Effective as of March 23, 2026, Amit Munshi, Carl Goldfischer and Jayson Dallas resigned from the Board. The resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices. In connection with their resignations, the equity awards held by such directors were fully accelerated.

Appointment of Directors

In connection with Ms. Jarrett’s appointment as Chief Executive Officer, she was also appointed as Class II director, effective as of March 30, 2026. Ms. Jarrett has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Ms. Jarrett and any other person pursuant to which she was appointed as an officer and director of the Company. Ms. Jarrett is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Effective as of March 23, 2026, Michael Landsittel and Cameron Turtle were appointed to the Board as Class III directors. In connection with their appointments, Mr. Landsittel was appointed as the chair of the audit committee and a member of the nominating and corporate governance committee, and Dr. Turtle was appointed as a member of the audit committee.

Michael Landsittel, M.B.A. (Age 53). Mr. Landsittel served as Chief Financial Officer of Blueprint Medicines Corporation, a biopharmaceutical company, from January 2019 to November 2025. Mr. Landsittel previously served as Vice President, Finance of Blueprint Medicines from February 2016 to January 2019 and as Senior Director, Finance from September 2014 to February 2016. Prior to joining Blueprint Medicines, Mr. Landsittel served as Senior Director of Finance at Algeta ASA from October 2012 to July 2014, where he led the U.S. organization’s finance and operations efforts, which ultimately supported the successful launch of the prostate cancer drug XOFIGO®. Before joining Algeta ASA, from March 2012 to October 2012, he was the Director of Financial Planning at Infinity Pharmaceuticals, Inc., or Infinity, where he was responsible for budgeting and forecasting, including support of Infinity’s long-range planning and capital markets activities. Prior to Infinity, from August 2002 to March 2012, Mr. Landsittel held multiple business development and strategic planning roles of increasing responsibility at Genzyme Corporation (which was later acquired by Sanofi S.A.). Mr. Landsittel began his career at Arthur Andersen LLP and was a registered certified public accountant in Illinois. Mr. Landsittel received a B.B.A. from the University of Michigan and an M.B.A. from the Tuck School of Business at Dartmouth College. The Company believes Mr. Landsittel is qualified to serve on the Board due to his experience building and leading successful companies from development to commercialization in senior financial roles at various publicly traded biotechnology companies.

Cameron Turtle, D.Phil. (Age 36). Dr. Turtle has served as Chief Executive Officer and a member of the board of directors of Spyre Therapeutics, Inc. (Nasdaq: SYRE), a clinical-stage biotechnology company developing next-generation therapies for inflammatory bowel disease and other immune-mediated diseases, since November 2023. Dr. Turtle previously served as Chief Operating Officer of Spyre from June 2023 to November 2023. Prior to joining Spyre, Dr. Turtle was an advisor to a private company acquired by Spyre (also named Spyre Therapeutics, Inc.) from May 2023 to June 2023. Previously, he served as Venture Partner at Foresite Labs, a life sciences investment firm, from July 2022 to May 2023; Chief Strategy Officer of BridgeBio Pharma (Nasdaq: BBIO), a biopharmaceutical company, from January 2021 to April 2022; and Chief Business Officer of Eidos Therapeutics (Nasdaq: EIDX), a biopharmaceutical company, from November 2018 to January 2021, where he led business development, investor relations, and multiple operational functions as the company advanced an investigational medicine for a form of heart failure. Prior to joining BridgeBio and Eidos, he was a consultant at McKinsey & Company, where he worked with pharmaceutical and medical device companies on topics including M&A, growth strategy, clinical trial strategy and sales force optimization. Dr. Turtle served as a member of the board of directors of Oruka Therapeutics, Inc. (Nasdaq: ORKA) from August 2024 to December 2025. Dr. Turtle received his B.S. with honors in Bioengineering from the University of Washington and his D.Phil. in Cardiovascular Medicine from the University of Oxford, St. John’s College. The Company believes Dr. Turtle is qualified to serve on the Board due to his experience as a leader in building, financing, and shaping biopharma organizations from preclinical development to late-stage clinical trials and commercialization.

In connection with their appointments as directors, each of Mr. Landsittel and Dr. Turtle will receive cash retainers and an initial grant of equity awards in accordance with the Company’s non-employee director cash and equity compensation program (the “Director Compensation Policy”). Such initial grant of equity awards consist of option to purchase the lesser of (i) 40,000 shares of common stock or (ii) a number of shares of common stock determined by dividing the Black-Scholes value of an option to purchase a share of common stock on the date of grant by $700,000, under the Company’s 2026 Equity Incentive Plan (the “2026 Equity Plan”), with an exercise price per share equal to the closing price of common stock on the date of grant. These options will vest and become exercisable in equal monthly installments through the third anniversary of the date of grant, subject to each of Mr. Landsittel’s and Dr. Turtle’s continued service to the Company through each applicable vesting date.

There are no family relationships between Mr. Landsittel or Dr. Turtle and any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Landsittel or Dr. Turtle and any other person pursuant to which either was appointed as a director of the Company. Neither Mr. Landsittel nor Dr. Turtle is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Also effective as of March 23, 2026, the Board decreased its size from seven to six members and appointed Peter Harwin as the chair of the Board.

Indemnification Agreements

In connection with her appointment as an officer, Ms. Jarrett will enter into the Company’s standard form of indemnification agreement for its executive officers, a copy which was filed as Exhibit 10.4 to the Company’s Amended Registration Statement on Form S-1/A (File No. 333-249369) filed with the Securities and Exchange Commission on October 22, 2020.

In connection with their appointments as directors, each of Mr. Landsittel and Dr. Turtle will enter into the Company’s standard form of indemnification agreement for directors, a copy which was filed as Exhibit 10.5 to the Company’s Amended Registration Statement on Form S-1/A (File No. 333-249369) filed with the Securities and Exchange Commission on October 22, 2020.

General Counsel Offer Letter

On March 20, 2026, Garrett Winslow, General Counsel and Corporate Secretary, entered into an offer letter for continued employment with the Company pursuant to which he will receive an annual base salary of $440,000 and will participate in the Company’s annual incentive plan, with a target annual bonus of 40% of his base salary. Under such offer letter, in the event Mr. Winslow’s employment is terminated without cause or he resigns for good reason more than three months prior to or more than 12 months following a change in control of the Company, he would be eligible to receive: (i) severance payments equal to 12 months of his base salary, (ii) a pro-rated target bonus for the year of termination, (iii) any unpaid bonus for the prior year, and (iv) Company-subsidized continuation coverage under the Company’s group health plans for up to 12 months. If such termination occurs within three months prior to or within 12 months following a change in control of the Company, he would instead be eligible to receive: (A) severance payments equal to 12 months of his base salary, (B) a pro-rated target bonus for the year of termination, (C) any unpaid bonus for the prior year, (D) Company-subsidized continuation coverage under the Company’s group health plans for up to 12 months, and (E) accelerated vesting of all outstanding equity awards (with any performance conditions deemed satisfied at the greater of target or actual performance, or as otherwise provided in the applicable award agreement).

In addition, the offer letter also provides for an equity award grant of non-qualified stock options to purchase 250,000 shares of the Company’s common stock that vest as to 25% on the first anniversary of the grant and monthly thereafter through the fourth anniversary of the grant date. The foregoing summary of Mr. Winslow’s offer letter does not purport to be complete and is qualified in its entirety by reference to the complete terms of the offer letter filed as Exhibit 10.2 hereto, which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 23, 2026, the Company issued a press release announcing the CEO and director appointments, a copy of which press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information under this item, including Exhibit 99.1, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document

10.1	Offer Letter, dated February 25, 2026, between Damora Therapeutics, Inc. and Jennifer Jarrett

10.2	Offer Letter, dated March 20, 2026, between Damora Therapeutics, Inc. and Garrett Winslow

99.1	Press Release, dated March 23, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Damora Therapeutics, Inc.

Date: March 23, 2026	By:	/s/ Sherwin Sattarzadeh
Sherwin Sattarzadeh
Chief Operating Officer